As Filed With the Securities and Exchange Commission
on February 17, 2005

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

American Healthways, Inc. 1996 Stock Incentive Plan (Full title of the plan)

Mary A. Chaput 3841 Green Hills Village Drive Nashville, Tennessee 37215 (Name and address of agent for service)

(615) 665-1122 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,300,000 shares	$31.00 (1)	$40,300,000 (1)	$4,743.31

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant’s Common Stock as reported on NASDAQ on February 10, 2005.

TABLE OF CONTENTS

SIGNATURES Exhibit Index Ex-5 Opinion of Bass, Berry & Sims PLC Ex-23.1 Consent of Ernst & Young LLP Ex-23.2 Consent of Deloitte & Touche LLP

Registration of Additional Securities

        This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.001 par value, of American Healthways, Inc., a Delaware corporation (the “Registrant”), for the Registrant’s 1996 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

        The Registration Statements on Form S-8 (Registration Nos. 333-04615, 333-33336, 333-103510 and 333-113149) previously filed by the Registrant with the Securities and Exchange Commission on May 28, 1996, March 27, 2000, February 28, 2003, and February 27, 2004, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	Power of Attorney (included on page II-3)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 17th day of February, 2005.

AMERICAN HEALTHWAYS, INC. By: /s/ Mary A. Chaput Mary A. Chaput Executive Vice President and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ben R. Leedle, Jr. and Mary A. Chaput, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ben R. Leedle, Jr. Ben R. Leedle, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2005

/s/ Mary A. Chaput Mary A. Chaput	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 17, 2005

/s/ Alfred Lumsdaine Alfred Lumsdaine	Senior Vice President and Corporate Controller (Principal Accounting Officer)	February 17, 2005

Signature	Title	Date
/s/ Frank A. Ehmann /s/ Frank A. Ehmann	Director	February 17, 2005

/s/ Henry D. Herr Henry D. Herr	Director	February 17, 2005

/s/ Mary Jane England, M.D. Mary Jane England, M.D.	Director	February 17, 2005

/s/ C. Warren Neel C. Warren Neel	Director	February 17, 2005

/s/ William C. O’Neil, Jr. William C. O’Neil, Jr.	Director	February 17, 2005

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	Power of Attorney (included on page II-3)